Execution Version

AMENDMENT NO. 17 TO INVESTMENT ADVISORY AGREEMENT

This AMENDMENT No. 17 to the INVESTMENT ADVISORY AGREEMENT (the “Amendment”) is effective as of August 3, 2021, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (“VALIC”) and VALIC COMPANY I (“VC I”).

RECITALS

WHEREAS, VALIC and VALIC Company I (“VC I”) entered into an Investment Advisory Agreement dated January 1, 2002, as amended (the “Agreement”), with respect to the funds listed in Schedule A (the “Covered Funds”); and

WHEREAS, the parties wish to amend (i) Section 2 of the Agreement to modify the manner in which the monthly fee is computed; and (ii) Schedule A to the Agreement to reflect the liquidation of certain Covered Funds as a result of reorganizations; and

WHEREAS, the Board of Directors of VC I has approved this Amendment to the Agreement and it is not required to be approved by the shareholders of the Covered Funds.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and VC I agree as follows:

1.	Compensation of Adviser. Section 2 of the Agreement is deleted in its entirety and restated as follows:

2.	Compensation of ADVISER

VC I shall pay to the ADVISER, as compensation for the services rendered, facilities furnished and expenses paid by the ADVISER, a monthly fee based on each Covered Fund’s average daily net assets computed for each Covered Fund as provided for in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time, provided that amendments are made in conformity with applicable laws and regulations and the Articles and Bylaws of VC I. Any change in Schedule A pertaining to any existing or new Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

The ADVISER shall promptly reduce its monthly fee by the amount of any commissions, tender and exchange offer solicitation fees, other fees, or similar payments received by the ADVISER, or any affiliated person of the ADVISER, in connection with any Covered Fund’s portfolio transactions, less the amount of any direct expenses incurred by the ADVISER, or any affiliated person of the ADVISER, in obtaining such commissions, fees, or payments.

Schedule A Amendment. Schedule A is amended to reflect the liquidation of the Capital Conservation Fund, the Core Equity Fund, the Health Sciences Fund, the Large Cap Core Fund, the Small Cap Aggressive Growth Fund, the Small Cap Fund, the Small-Mid Growth Fund and the Value Fund.

Execution Version

2.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3.

Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

Execution Version

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 17 as of the date first above written.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY		VALIC COMPANY I

By:	/s/ THOMAS M. WARD	By:	/s/ JOHN T. GENOY
Name:	Thomas M. Ward	Name:	John T. Genoy
Title:	Authorized Signatory	Title:	President

VALIC COMPANY I

AMENDED SCHEDULE A

to Investment Advisory Agreement

(Effective August 3, 2021)

COVERED FUNDS

Annual Fee computed at the following annual rate, based on average daily net assets and payable monthly:

Aggressive Growth Lifestyle Fund	0.10%

Asset Allocation Fund	0.50% on the first $300 million
0.475% on the next $200 million
0.45% on assets over $500 million

Blue Chip Growth Fund	0.75% on the first $250 million
0.725% on the next $250 million
0.70% on assets over $500 million

Capital Appreciation Fund	0.55% on the first $1 billion
0.525% on assets over $1 billion

Conservative Growth Lifestyle Fund	0.10%

Core Bond Fund	0.50% on the first $200 million
0.45% on the next $300 million
0.40% on assets over $500 million

Dividend Value Fund	0.75% on the first $250 million
0.72% on the next $250 million
0.67% on the next $500 million
0.62% on assets over $1 billion

Dynamic Allocation Fund	0.25% on the first $1 billion
0.22% on the next $1 billion
0.20% on assets over $2 billion

Emerging Economies Fund	0.81% on the first $250 million
0.76% on the next $250 million
0.71% on the next $500 million
0.66% on assets over $1 billion

Global Real Estate Fund	0.75% on the first $250 million
0.70% on the next $250 million
0.65% on assets over $500 million

Global Strategy Fund	0.50% on the first $500 million
0.46% on assets over $500 million

Government Money Market I Fund	0.40%

Government Securities Fund	0.50% on the first $250 million
0.45% on the next $250 million
0.40% on the next $500 million
0.35% on assets over $1 billion

Growth Fund	0.73% on the first $500 million
0.67% on the next $500 million
0.64% on the next $500 million
0.61% on assets over $1.5 billion

High Yield Bond Fund	0.65% on the first $150 million
0.60% on the next $350 million
0.55% over $500 million

Inflation Protected Fund	0.50% on the first $250 million
0.45% on the next $250 million
0.40% on assets over $500 million

International Equities Index Fund	0.35% on the first $500 million
0.25% on the next $500 million
0.24% on assets over $1 billion

International Government Bond Fund	0.50% on the first $250 million
0.45% on the next $250 million
0.40% on the next $500 million
0.35% on assets over $1 billion

International Growth Fund	0.95% on the first $250 million
0.90% on the next $250 million
0.85% on the next $500 million
0.80% on assets over $1 billion

International Opportunities Fund	0.90% on the first $100 million
0.80% on the next $650 million
0.75% on assets over $750 million

International Socially Responsible Fund	0.50% on the first $500 million
0.475% on the next $500 million
0.45% on assets over $1 billion

International Value Fund	0.73% on the first $250 million
0.68% on the next $250 million
0.63% on the next $500 million
0.58% on assets over $1 billion

Large Capital Growth Fund	0.64% on the first $750 million 0.59% on assets over $750 million

Mid Cap Index Fund	0.35% on the first $500 million
0.25% on the next $2.5 billion
0.20% on the next $2 billion
0.15% on assets over $5 billion

Mid Cap Strategic Growth Fund	0.70% on the first $250 million
0.65% on the next $250 million
0.60% on assets over $500 million

Mid Cap Value Fund	0.75% on the first $100 million
0.725% on the next $150 million
0.70% on the next $250 million
0.675% on the next $250 million
0.65% over $750 million

Moderate Growth Lifestyle Fund	0.10%

Nasdaq-100® Index Fund	0.40% on the first $250 million
0.38% on the next $250 million
0.36% on assets over $500 million

Science & Technology Fund	0.90% on the first $500 million
0.85% on assets over $500 million

Small Cap Growth Fund	0.85% on the first $100 million
0.80% on assets over $100 million

Small Cap Index Fund	0.35% on the first $500 million
0.25% on the next $2.5 billion
0.20% on the next $2 billion
0.15% on assets over $5 billion

Small Cap Special Values Fund	0.75% on the first $500 million
0.70% on assets over $500 million

Small Cap Value Fund	0.75% on the first $50 million
0.65% on assets over $50 million

Stock Index Fund	0.35% on the first $500 million
0.25% on the next $2.5 billion
0.20% on the next $2 billion
0.15% on assets over $5 billion

Systematic Core Fund	0.75% on the first $500 million
0.725% on assets over $500 million

Systematic Value Fund	0.70% on the first $250 million
0.65% on the next $250 million
0.60% on the next $500 million
0.55% on assets over $1 billion

U.S. Socially Responsible Fund	0.25% on the first $1 billion
0.24% on assets over $1 billion